March 2025

Preliminary Pricing Supplement No. 6,974

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 5, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index (each referred to as an “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing level of each underlying on any of the calculation days is greater than or equal to its call threshold level applicable to that calculation day, for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of at least approximately 8.00% per annum (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

Calculation Day	Call Threshold Level	Call Premium*
March 19, 2026	For each Underlier, 100% of its starting level	At least 8.00%
March 19, 2027	For each Underlier, 100% of its starting level	At least 16.00%
March 14, 2028 (the “final calculation day”)	For each Underlier, 90% of its starting level	At least 24.00%
*The actual call premium for each calculation day will be determined on the pricing date.

￭Maturity Payment Amount. If the securities are not automatically called, which means that the ending level of the lowest performing underlying on the final calculation day is less than its downside threshold level, investors will receive a maturity payment amount that will be less than the face amount and will have 1-to-1 downside exposure to the decrease in the level of the lowest performing underlying on the final calculation day in excess of the buffer amount of 10%. The downside threshold level for each underlying is equal to 90% of its starting level.

￭The maturity payment amount may be significantly less than the face amount, and you could lose up to 90% of your investment.

￭The securities are for investors who are willing to forgo current income and participation in the appreciation of either underlying in exchange for the possibility of receiving a call payment if each underlying closes at or above its respective call threshold level on any of the calculation days, including the final calculation day.

￭Investors will not participate in any appreciation of either underlying.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective threshold level of either underlying will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is approximately $968.30 per security, or within $45.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$20.75	$979.25
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $20.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $1.75 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023     Index Supplement dated November 16, 2023
 Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 17, 2028†, subject to postponement if the final calculation day is postponed
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”) and S&P 500® Equal Weight Index (the “SPW Index”)
Aggregate face amount:	$
Automatic call:

If, on any calculation day, beginning on March 19, 2026, the closing level of each underlying is greater than or equal to its respective call threshold level applicable to that calculation day, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the closing level of either underlying is below its respective call threshold level on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of either underlying on the applicable calculation day significantly exceeds its call threshold level. You will not participate in any appreciation of either underlying.

Calculation Days*, Call Threshold Levels and Call Premiums:

The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of at least approximately 8.00% per annum (to be determined on the pricing date).

The actual call premium and payment per security upon an automatic call for each calculation day will be determined on the pricing date and will be at least the values specified in the table below.

Calculation Day

Call Threshold Levels

Call Premium

Payment per Security upon an Automatic Call

March 19, 2026†*

For each Underlier, 100% of its starting level

At least 8.00%

At least $1,080.00

March 19, 2027†*

For each Underlier, 100% of its starting level

At least 16.00%

At least $1,160.00

March 14, 2028†*

For each Underlier, 90% of its starting level

At least 24.00%

At least $1,240.00

We refer to March 14, 2028 as the “final calculation day.”

Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, which means that the ending level of the lowest performing underlying on the final calculation day is less than its downside threshold level, you will be entitled to receive on the maturity date a cash payment per security as follows:

$1,000 × (performance factor of the lowest performing underlying + buffer amount)

Under these circumstances, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

Starting level:	With respect to the INDU Index: , which is the closing level on the pricing date. With respect to the SPW Index: , which is the closing level on the pricing date.
Ending level:	With respect to each underlying, its closing level on the final calculation day.
Downside threshold level:	With respect to the INDU Index: , which is equal to 90% of its starting level. With respect to the SPW Index: , which is equal to 90% of its starting level.
Buffer amount:	10%

March 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Lowest performing underlying:	On any calculation day, the underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending level divided by the starting level
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	March 14, 2025*†
Original issue date:	March 19, 2025*† (3 business days after the pricing date)
CUSIP / ISIN:	61778CVZ5 / US61778CVZ57
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

March 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $968.30, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the call threshold levels and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

March 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028 (the “securities”) may be appropriate for investors who:

￭Believe that the closing level of each underlying will be greater than or equal to its respective call threshold level on one of the calculation days;

￭Seek the potential for a fixed return if the level of each underlying is greater than or equal to its respective applicable call threshold level as of any of the calculation days in lieu of full participation in any potential appreciation of either underlying;

￭Understand that if the closing level of either underlying is less than its respective call threshold level on each calculation day, they will not receive any positive return on their investment in the securities, and that if the securities are not automatically called, which means that the closing level of either underlying on the final calculation day is less than its downside threshold level, they will receive less, and possibly 90% less, than the face amount per security at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlying;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

￭Are willing to hold the securities until maturity or automatic call.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Believe that the closing level of either underlying will be less than its respective applicable call threshold level on each calculation day;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the closing level of either underlying is less than its respective call threshold level on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the closing level of either underlying on the final calculation day may decline by more than 10% from its starting level to its ending level, in which case they will receive less, and possibly 90% less, than the face amount per security at maturity;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Dow Jones Industrial AverageSM Overview” and “S&P 500® Equal Weight Index Overview” below.

March 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

If the securities have not been automatically called, which means that the ending level of either underlying is less than its downside threshold level, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

March 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting level to its closing level on the applicable calculation day.

Final Calculation Day
Second Calculation Day
First Calculation Day
Hypothetical Payment at Maturity
Lowest Performing Underlying
Security Return
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Final Calculation Day (Call Premium: 24.00%)
Second Calculation Day(Call Premium: 16.00%)
First Calculation Day (Call Premium: 8.00%)
10% buffer
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Hypothetical Percentage Change in the Closing Level of the Lowest Performing Underlying to the Applicable Call Date

March 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the closing level of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the closing level of each underlying on the final calculation day. The actual call payment with respect to each applicable calculation day, starting levels, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years

Hypothetical call premium:	8.00% for the first calculation day, 16.00% for the second calculation day and 24.00% for the final calculation day (the minimum call premiums as specified herein).

Hypothetical starting level:	With respect to the INDU Index: 100 With respect to the SPW Index: 100

Hypothetical call threshold level:

For each underlying, with respect to each calculation day other than the final calculation day:

With respect to the INDU Index: 100, which is 100% of its hypothetical starting level

With respect to the SPW Index: 100, which is 100% of its hypothetical starting level

For each underlying, with respect to the final calculation day:

With respect to the INDU Index: 90, which is 90% of its hypothetical starting level

With respect to the SPW Index: 90, which is 90% of its hypothetical starting level

Hypothetical downside threshold level:	With respect to the INDU Index: 90, which is 90% of its hypothetical starting level With respect to the SPW Index: 90, which is 90% of its hypothetical starting level

* The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of either underlying. The actual starting levels, call threshold levels and downside threshold levels will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

March 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	INDU Index Closing Level	SPW Index Closing Level	Payment (per Security)
1st Calculation day	70 (below the call threshold level)	60 (below the call threshold level)	--
2nd Calculation day	140 (at or above the call threshold level)	150 (at or above the call threshold level)	$1,160.00

In this example, on the first calculation day, the closing level of each underlying is below its applicable call threshold level. Therefore, the securities are not called. On the second calculation day, the closing level of each underlying is at or above its applicable call threshold level. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,160.00 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in the underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, the closing level of one or more underlying is below its applicable call threshold level on each of the calculation days, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	INDU Index Closing Level	SPW Index Closing Level	Payment (per Security)
Example 1	95 (above the downside threshold level)	101 (above the downside threshold level)	$1,240
Example 2	60 (below the downside threshold level)	97 (above the downside threshold level)	$1,000 x (performance factor of the lowest performing underlying + 0.1) = $700
Example 3	60 (below the downside threshold level)	40 (below the downside threshold level)	$1,000 x (performance factor of the lowest performing underlying + 0.1) = $500

In example 1, the ending level of each underlying is at or above its downside threshold level. Therefore, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of the securities plus a call premium of 24.00% of the face amount. On the call settlement date (which is the stated maturity date), you would receive $1,240.00 per security. Investors do not participate in any appreciation in either underlying.

In example 2, the ending level of one underlying is at or above its respective downside threshold level and the ending level of the other underlying is below its downside threshold level. Therefore, investors are exposed to the negative performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor plus the buffer amount of the INDU Index, which is the lowest performing underlying in this example.

In example 3, the ending level of each underlying is below their respective downside threshold level, and accordingly, investors are exposed to the negative performance of the lowest performing underlying beyond 10% and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $500.00 per security, representing a loss of 50% on your investment over the 3-year term of the securities.

If the securities are not called prior to maturity and the ending level of either underlying is below the downside threshold level on the final calculation day, the securities will be exposed to any decline in the closing level of the lowest performing underlying beyond 10%. You may lose up to 90% of the face amount of your securities at maturity.

March 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of either underlying is less than its downside threshold level, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each of the underlyings closes at or above its respective call threshold level on any calculation day. In all cases, you will not participate in any appreciation of any of the underlyings, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting level, call threshold level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of such underlyings, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of either underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of either underlying based on its historical performance. If the securities are not called and the ending level of either underlying is less than its threshold level, you will be exposed on a 1-to-1 basis to any decline in the ending level of the lowest performing underlying in excess of 10%. See “Dow Jones Industrial AverageSM Overview” and “S&P 500® Equal Weight Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability

March 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or either underlying. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the call threshold levels, the threshold levels and the ending levels and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level of an underlying in the event of a market disruption event or discontinuance of either underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level, and, therefore, could increase (i) the level at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlying) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the final calculation day so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive the call payment, each underlying must close at or above its respective threshold level on the applicable calculation day. In addition, if the securities have not been called and either underlying has declined to below its respective threshold level as of the final calculation day, you will lose 1% of principal for every 1% decline in the final level of the lowest performing underlying from its initial level beyond the buffer amount of 10%, even if the other underlying has appreciated or has not declined as much. Under this scenario, the payment at maturity will be less than the face amount. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that the ending level of either underlying will decline to below 90% of its starting level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the level of each underlying must be greater than or equal to its threshold level on a call date in order for the securities to be called prior to maturity, the securities are less likely to be called on a call settlement date than if the securities were linked to just one underlying.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

￭Adjustments to the underlyings could adversely affect the value of the securities. The publisher of either underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any calculation day, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level or threshold level, as applicable (depending also on the performance of the other underlying).

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2020 through March 3, 2025. The closing level of the INDU Index on March 3, 2025 was 43,191.24. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index at any time, including on the calculation days.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2020 to March 3, 2025

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The S&P 500® Equal Weight Index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.2% of the index total at each quarterly rebalancing. Therefore, the performance of the S&P 500® Equal Weight Index will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPW Index for the period from January 1, 2020 through March 3, 2025. The closing level of the SPW Index on March 3, 2025 was 7,206.78. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SPW Index has at times experienced periods of high volatility. You should not take the historical levels of the SPW Index as an indication of its future performance, and no assurance can be given as to the closing level of the SPW Index at any time, including on the calculation days.

S&P 500® Equal Weight Index Daily Closing Levels January 1, 2020 to March 3, 2025

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $20.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.75 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the S&P 500® Equal Weight Index due March 17, 2028

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

March 2025 Page 19